As filed with the Securities and Exchange Commission on July 31, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TYLER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2303920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5101 Tennyson Parkway

Plano, Texas 75024

(Address of registrant’s principal executive offices)

TYLER TECHNOLOGIES, INC.

2010 STOCK OPTION PLAN

(Full title of plan)

H. Lynn Moore, Jr. Executive Vice President, General Counsel, and Secretary Tyler Technologies, Inc. 5101 Tennyson Parkway Plano, Texas 75024 (972) 713-3700	with copy to: Randall G. Ray, Esq. Munck Wilson Mandala, LLP 12770 Coit Road, Suite 600 Dallas, Texas 75251 (972) 628-3600
(Name and address and telephone number, including area code, of registrant’s agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.01 par value	4,000,000 shares	$134.46	$537,820,000	$62,495

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.
(2)	Estimated solely for the purpose of calculating the registration fee, which has been computed in accordance with Rule 457(h) of the Securities Act, based on the average of the high and low prices for the common stock as reported on the New York Stock Exchange for July 28, 2015 as to all 4,000,000 shares for which the exercise price is not known.

EXPLANATORY STATEMENT

In February 2015, our board of directors approved, subject to stockholder approval, an amendment (the “Plan Amendment”) to the Tyler Technologies, Inc. 2010 Stock Option Plan, as amended by Amendment No. 1 effective as of May 13, 2010 (the “Plan”), to increase the number of shares reserved for issuance under the Plan from 5,000,000 to 9,000,000. At our 2015 Annual Meeting of Stockholders held on May 12, 2015, our stockholders approved the Plan Amendment, which is dated as of May 12, 2015. The contents of our Registration Statement on Form S-8 (File No. 333-168499) filed with the Securities and Exchange Commission on August 3, 2010 relating to the Plan, including documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART I

The information required by Part I to be contained in a Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

Item 8.	Exhibits.

5.1	Opinion of Munck Wilson Mandala, LLP (filed herewith).

10.1	Amendment No. 2 to the Tyler Technologies, Inc. 2010 Stock Option Plan, effective as of May 12, 2015 (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Munck Wilson Mandala, LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, and the State of Texas, on July 31, 2015.

TYLER TECHNOLOGIES, INC.
(Registrant)

By:	/s/ Brian K. Miller
Brian K. Miller
Executive Vice President, Chief Financial Officer, and Treasurer

POWER OF ATTORNEY

Each of the undersigned hereby appoints Brian K. Miller and H. Lynn Moore, Jr., and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this registration statement and any and all applications, instruments, and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 31, 2015.

Signature	Title

/s/ John M. Yeaman	Chairman of the Board and Director
John M. Yeaman

/s/ John S. Marr Jr.	President, Chief Executive Officer, and Director (principal executive officer)
John S. Marr, Jr.

/s/ Brian K. Miller	Executive Vice President, Chief Financial Officer, and Treasurer (principal financial officer)
Brian K. Miller

/s/ W Michael Smith	Vice President and Chief Accounting Officer (principal accounting officer)
W. Michael Smith

Signature	Title

/s/ Donald R. Brattain	Director
Donald R. Brattain

/s/ Glenn A. Carter	Director
Glenn A. Carter

/s/ Brenda A. Cline	Director
Brenda A. Cline

/s/ J. Luther King Jr.	Director
J. Luther King Jr.

/s/ Dustin R. Womble	Director
Dustin R. Womble

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Munck Wilson Mandala, LLP (filed herewith).

10.1	Amendment No. 2 to the Tyler Technologies, Inc. 2010 Stock Option Plan, effective as of May 12, 2015 (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Munck Wilson Mandala, LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).